Exhibit 99.1

Mannatech Announces Results of Annual Shareholders’ Meeting
Shareholders approved all proposals

(COPPELL, Texas) June 6, 2013 – Mannatech, Incorporated (NASDAQ: MTEX), a leading developer and provider of nutritional supplements and skin care products based on Real Food Technology® solutions, announced that its shareholders passed all proposals put to a vote at the company’s annual shareholder meeting held Wednesday, June 5, 2013.

Mannatech’s CEO Dr. Robert Sinnott and CFO Mark Nicholls spoke to the shareholders sharing the company’s perspective on 2012. Dr. Sinnott provided insight into key strategic initiatives for the company for 2013.  Mr. Nicholls discussed the company’s results related to Mannatech’s operations for 2012. Chairman of the Board J. Stanley Fredrick chaired the meeting.

There were 2,647,735 outstanding shares of Mannatech’s common stock as of April 12, 2013 entitled to vote and 2,098,368 shares, or 79.3%, represented at the meeting, either in person or by proxy.

Shareholders voting in person or by proxy approved Mannatech’s proposal to elect J. Stanley Fredrick to its Board of Directors as a Class II Director to hold office until the Company’s 2016 annual meeting.  The nominee received 72.0% of shares voted at the meeting.

Shareholders voting in person or by proxy, and representing approximately 81.9% of shares voted at the meeting, ratified the appointment of Mannatech’s independent registered public accounting firm, BDO USA, LLP, for Mannatech’s fiscal year ended December 31, 2013.

Shareholders voting in person or by proxy, and representing approximately 95.1% of shares voted at the meeting, approved, on an advisory basis, executive compensation of the company’s named executive officers (“Say-on-Pay”).

Shareholders voting in person or by proxy, and representing approximately 48.0% of shares voted at the meeting, approved, on an advisory basis, a one-year frequency of future advisory votes on executive compensation (“Say-on-Frequency”).

“We intend to follow the recommendation of our shareholders and include a Say-on-Pay advisory vote on an annual basis in our Proxy,” said Dr. Sinnott.  “We value the constructive dialogue on executive compensation and other important governance topics with our shareholders.”

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech’s proprietary products are available through independent sales associates around the globe including North America (United States, Canada, and Mexico), Asia/Pacific (Australia, New Zealand, Japan, Taiwan, Singapore, the Republic of Korea, and Hong Kong), and EMEA (Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Estonia, Finland, the Republic of Ireland, Czech Republic, South Africa, and the Republic of Namibia). For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “anticipate,” “believe,” “will,” “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

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